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                                                                EXHIBIT (g)(vii)

                               Form of Schedule I

                          Custodian Services Agreement

                                   Portfolios

                               Schwab S&P 500 Fund
                              Schwab Analytics Fund
                        Institutional Select S&P 500 Fund
                 Institutional Select Large-Cap Value Index Fund
                 Institutional Select Small-Cap Value Index Fund
                      Schwab Total Stock Market Index Fund


Dated: _____________________



By:     ______________________


Title:   _____________________



By:     ______________________
         William J. Klipp

Title:  Executive Vice President,
         Chief Operating Officer